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                                                                    Exhibit 99.3

                 [LETTERHEAD OF CREDIT SUISSE FIRST BOSTON LLC]



Board of Directors
Charles River Laboratories International, Inc.
251 Ballardvale Street
Wilmington, Massachusetts 01887

Members of the Board:

We hereby consent to the inclusion of our opinion letter, dated June 30, 2004, to the Board of Directors of Charles River Laboratories International, Inc. ("Charles River") as Appendix B to, and reference thereto under the captions "SUMMARY -- Opinion of Charles River's Financial Advisor" and "OPINION OF CHARLES RIVER'S FINANCIAL ADVISOR" in, the Joint Proxy Statement/Prospectus relating to the proposed merger transaction involving Charles River and Inveresk Research Group, Inc., which forms a part of the Registration Statement on Form S-4 of Charles River. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.


                                         /s/ Credit Suisse First Boston LLC
                                         -------------------------------------
                                         CREDIT SUISSE FIRST BOSTON LLC


August 13, 2004